                                                                                                                                                                     EXHIBIT 4(a)

CERTIFICATE

                    I, Susan G. Miller, an Assistant Secretary of American General Finance Corporation, an Indiana corporation (the "Company"), do hereby certify that attached hereto is a true copy of resolutions duly adopted by a duly authorized and appointed committee of the Board of Directors of the Company at a meeting duly called and held on November 9, 1999, at which meeting a quorum was present and acting throughout, and such resolutions have not been amended, modified or rescinded and remain in full force and effect.

                    IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: November 12, 1999

                                                                                                                                        /S/ SUSAN G. MILLER
                                                                                                                                        Susan G. Miller
                                                                                                                                        Assistant Secretary

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American General Finance Corporation

Date:              November 9, 1999

Subject:          Meeting of Terms and Pricing Committee

Purpose:         The purpose of these resolutions is to authorize a shelf takedown for the issuance of
                         $200,000,000 aggregate principal amount of 6 3/4% Senior Notes due
                         November 15, 2004

RESOLUTIONS REGARDING SHELF TAKEDOWN

              WHEREAS, this Terms and Pricing Committee of the Board of Directors of American General Finance Corporation (the "Company") previously has authorized the creation, issuance and sale of $3,050,000,000 of debt securities and warrants to purchase debt securities (the "Shelf Securities"), such debt securities to be issued under the Indenture, dated as of May 1, 1997 (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee@); and

               WHEREAS, the Company filed with the Securities and Exchange Commission (the "Commission") on June 10, 1997 a Registration Statement on Form S-3 (Registration No. 333-28925) for the Shelf Securities and filed with the Commission on July 1, 1997 Amendment No. 1 thereto, which Registration Statement as so amended was declared effective by the Commission on July 2, 1997;

1. Prospectus Supplement.

               NOW, THEREFORE, BE IT RESOLVED, that the Chairman, the President or any Vice President (any reference to a Vice President of the Company in these resolutions shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President" and any terms used herein but not defined herein shall have the meanings given to them in the Indenture) of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to sign as required and cause to be filed with the Commission any and all amendments (including, without limitation, post-effective amendments) to the above-mentioned Registration Statement, any prospectus supplements, including, without limitation, a prospectus supplement describing the terms and provisions of the Notes, as such term is defined below, and the offer and sale thereof, and any additional documents which any such officer may deem necessary or desirable, such amendments and such documents to be in such forms as the officer executing or filing the same shall approve, such approval to be conclusively evidenced by his execution or filing thereof; and be it

2. Authorization of Notes.

                FURTHER RESOLVED, that, upon receipt of the purchase price therefor hereinafter specified, the Company issue, sell and deliver $200,000,000 aggregate principal amount of its 6 3/4% Senior Notes due November 15, 2004 (the "Notes"), to be issued as Registered Securities pursuant to the Indenture; and be it

                FURTHER RESOLVED, that all references in the definitions in the Indenture to the terms "Security" or "Securities" shall be deemed to and shall include the Notes; and be it

3. Terms of Notes.

                FURTHER RESOLVED, that the Notes shall mature and the unpaid principal thereon shall be payable on November 15, 2004; and be it

                FURTHER RESOLVED, that the rate per annum at which interest shall be payable on the Notes is hereby fixed at 6 3/4%, that interest on the Notes shall accrue beginning November 15, 1999, that interest shall be payable semi-annually on the Notes on May 15 and November 15 each year beginning May 15, 2000, and that the Regular Record Date for the payment of such interest shall be the May 1 or November 1 immediately preceding each such May 15 or November 15, as the case may be, and otherwise as provided in the Indenture; and be it

                FURTHER RESOLVED, that no sinking fund shall be provided for the Notes and that the Notes shall not be redeemable at the option of the Company or repayable at the option of the holders thereof prior to maturity; and be it

                FURTHER RESOLVED, that the purchase price for the Notes to be paid to the Company by Donaldson, Lufkin & Jenrette Securities Corporation, the Underwriter of the Notes (the "Underwriter"), pursuant to the Pricing Agreement relating thereto hereinafter referred to, including the Underwriting Agreement attached thereto, shall be 99.636% of the principal amount of the Notes, plus accrued interest, if any, from November 15, 1999; and be it

                FURTHER RESOLVED, that the initial price to the public of the Notes shall be 99.737% of the principal amount of the Notes, plus accrued interest, if any, from November 15, 1999; and be it

                FURTHER RESOLVED, that pursuant to Section 203 of the Indenture, the Notes are to be issuable in permanent global form without coupons, that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges and that the U.S. Depository with respect to the Notes shall initially be The Depository Trust Company; and be it

                FURTHER RESOLVED, that the form, terms and provisions relating to the Notes to be established pursuant to Section 301 of the Indenture, and the form of Note relating thereto to be established pursuant to Section 201 of the Indenture, submitted to this meeting, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof, be, and they hereby are, approved; and be it

4. Officers' Certificate and Company Order.

                 FURTHER RESOLVED, that the Chairman, the President or any Vice President, together with the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company be, and they hereby are, authorized and empowered, in the name and on behalf of the Company, to execute, seal, acknowledge and deliver an Officers' Certificate relating to the Notes pursuant to Sections 301 and 303 of the Indenture, in such forms and in such number of counterparts as the officers so acting shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and be it

                 FURTHER RESOLVED, that the Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer, together with the Secretary or any Assistant Secretary of the Company be, and they hereby are, authorized and empowered, in the name and on behalf of the Company, to execute, seal, acknowledge and deliver a Company Order relating to the Notes pursuant to Section 303 of the Indenture, in such forms and in such number of counterparts as the officers so acting shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and be it

5. Paying Agent.

                 FURTHER RESOLVED, that The First National Bank of Chicago be, and it hereby is, designated and appointed Paying Agent with respect to the Notes at its Corporate Trust Office and New York Facility pursuant to Section 1002 of the Indenture; and be it

6. Execution of Notes.

                 FURTHER RESOLVED, that the Chairman, the President or any Vice President of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute and deliver under the corporate seal attested to by the Treasurer or Secretary of the Company or one of its Assistant Treasurers or Assistant Secretaries the Notes as authorized above in substantially such form, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and be it

7. Pricing Agreement.

                  FURTHER RESOLVED, that the form, terms and provisions of the Pricing Agreement, including the Underwriting Agreement attached thereto, relating to the Notes, between the Company and the Underwriter, copies of which Pricing Agreement were submitted to this meeting, be, and they hereby are, approved, and the Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute and deliver, in such number of counterparts as the officer so acting deems advisable, a Pricing Agreement relating to the Notes in substantially the form presented to this meeting, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officer executing the same shall approve, the approval of such officer to be conclusively evidenced by his execution and delivery thereof (such Pricing Agreement, as executed and delivered, being herein referred to as the "Pricing Agreement"); and be it

8. Letter of Representations.

                  FURTHER RESOLVED, that the form, terms and provisions of the Letter of Representations relating to certain matters arising in connection with the issuance of the Notes, among the Company, the Trustee and The Depository Trust Company, copies of which Letter of Representations were submitted to this meeting, be, and they hereby are, approved, and the Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute and deliver, in such number of counterparts as the officer so acting deems advisable, the Letter of Representations in substantially the form presented to this meeting, with such changes therein, additions thereto and deletions therefrom as the officer executing the same shall approve, such approval to be conclusively evidenced by his execution and delivery thereof; and be it

9. Miscellaneous.

                  FURTHER RESOLVED, that each of the officers of the Company be, and each of them acting alone hereby is, authorized and empowered, in the name and on behalf of the Company, to take, or cause to be taken, any and all action which such officer may deem necessary or desirable to carry out the purposes and intent of the foregoing resolutions and to perform, or cause to be performed, the obligations of the Company under the Notes, the Indenture, the Pricing Agreement and the Letter of Representations.